                                                                    EXHIBIT 23.8

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our reports with respect to the financial statements of Telecom Southwest Towers Limited Partnership, Telecom Towers Mid-Atlantic Limited Partnership, and Telecom Towers of the West, L.P. incorporated by reference into this Registration Statement filed pursuant to Rule 462(b) from the Registration Statement No. 333-70881 and related Prospectus of American Tower Corporation.

                                              /s/ Gollob, Morgan, Peddy & Co.,
                                                            P.C.
                                          By: _________________________________
                                             Gollob, Morgan, Peddy & Co., P.C.


Tyler, Texas
February 3, 1999